Exhibit 99.1

AgriFORCE Announces Management Restructuring and

Renewed Focus on Organic Growth and Profitability

David Welch and John Meekison appointed Co-Chairs of the Board of Directors

Richard Wong appointed Interim CEO

VANCOUVER, British Columbia, July 18, 2023: AgriFORCE Growing Systems Ltd. (“the Company”) (NASDAQ: AGRI; AGRIW), an agtech company focused on advancing sustainable cultivation and plant-based products, today announced the appointments of current board members, David Welch and John Meekison, as Co-Chairs of the Board of Directors. Additionally, Richard Wong, who currently serves as Chief Financial Officer, has also been appointed Interim Chief Executive Officer, replacing Ingo Mueller, who will remain on the board of directors.

Mr. Welch, who has served as a member of the board since 2019, is the founding partner at Enso Law, L.L.P., a law firm in Los Angeles, California. He has a broad base of experience representing clients in areas of litigation, corporate governance and financing, intellectual property and regulatory advisement, and defense. Mr. Welch also focuses on complex commercial transactions and finance. Mr. Welch obtained his Juris Doctorate degree from Loyola Law School and received his Bachelor of Arts in Political Science from California State University, Fullerton. He is a member of the Los Angeles County and American Bar Associations.

Mr. Meekison, who has served as a member of the board since 2019, has spent the last 15 years serving in a variety of executive management and CFO roles with both private and public companies, currently as the CFO and Director of Exro Technologies Inc., a technology company that creates energy management systems; and CFO of ArcWest Exploration Inc., a mining exploration company in British Columbia. He currently serves on the Board of Directors of Telo Genomics Corp. and Adven Inc. Prior to his position at Exro Technologies Inc., Mr. Meekison spent 15 years in corporate finance with a focus on raising equity capital for North American technology companies, including nine years at Haywood Securities Inc. Mr. Meekison received his Bachelor of Arts from the University of British Columbia and is a Chartered Professional Accountant, Professional Logistician and Certified Investment Manager.

Mr. Wong has over 25 years of experience in both start-up and public companies in the consumer goods, fertilizer, manufacturing, and forest industries where he helped propel revenue growth and led business turnarounds. Prior to joining the Company in 2018, he was a partner in First Choice Capital Advisors from 2008-2016 and a partner in Lighthouse Advisors Ltd. from 2016-2018. Mr. Wong has also served as the CFO of Emerald Harvest Co., Dan-D Foods, Ltd., and was the Director of Finance and CFO of SUGOI Performance Apparel and had served positions at Canfor, Canadian Pacific & other Fortune 1000 companies. Mr. Wong is a Chartered Professional Accountant, and a member since 1999. Mr. Wong has a Diploma in Technology and Financial Management from the British Columbia Institute of Technology.

Mr. Wong stated, “We are reallocating resources to focus on commercialization and organic growth of the Company’s three key assets: Un(Think) Foods, a brand based on our patented process to naturally convert grains and pulses; AgriFORCE-RCS Hydroxyl generating devices for eliminating pathogens and volatile organic compounds (VOCs) in food manufacturing and controlled environment agriculture; and the Company’s patented GrowHouse structures and automated growing systems. Each of these technologies target distinct, multi-billion-dollar addressable markets, and we have a talented team to bring these innovative products and technologies to market in the most timely and cost-efficient manner possible and we are focused on driving organic growth, positive cash flow and maximizing returns for our shareholders.”

ABOUT AGRIFORCE

AgriFORCE Growing Systems Ltd. (NASDAQ: AGRI; AGRIW) is an agtech company focused on building an integrated agtech platform that combines the best technology, intellectual property, and knowledge to solve an urgent problem – providing the best solutions to help drive sustainable crops and nutritious food for people around the world. The AgriFORCE vision is to be a global leader in delivering plant-based foods and products through an advanced and sustainable agtech platform that makes positive change in the world—from seed to table. Additional information about AgriFORCE is available at: www.agriforcegs.com.

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This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. This announcement is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities of the issuer. Any offer to sell or solicitation of an offer to buy securities of the issuer may only be made pursuant to a valid prospectus pursuant to an effective registration statement or pursuant to a valid exemption from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Company Contact:

Ian Pedersen

Tel: (604) 757-0952

Email: ipedersen@agriforcegs.com

Investor Relations:

Crescendo Communications, LLC

David Waldman/Alexandra Schilt

Tel: (212) 671-1021

Email: AGRI@crescendo-ir.com